                                    Exhibit A

Funds Available to     Name of Separate Accounts
the Separate Accounts  Utilizing Some or All of the Funds  Policy/Contract Name(s)  Policy/Contract Numbers(s)
---------------------  ----------------------------------  -----------------------  --------------------------
No Change              No Change                           No Change                New Contract Numbers:

                                                                                    Under the 2nd bullet, please
                                                                                    add: LN 660

                                                                                    Under the 3rd bullet, please
                                                                                    add: LN 650